UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

             February 2, 2004                                    0-25053
------------------------------------------------          ----------------------
Date of Report (Date of earliest event reported)          Commission File Number

                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                             14-1782422
------------------------------                            ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                     110 East Broward Boulevard ,Suite 1400
                         Fort Lauderdale, Florida 33301
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               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 769-5900
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              (Registrant's telephone number, including area code)

Preliminary Note: This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, integration of newly acquired businesses, product delivery, product launch dates, risks relating to the Internet, further development of acquired technology, the availability of financing or other capital to fund its plans and operations, the management of growth, market acceptance of certain products, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ adversely from these forward-looking statements.

Item 5. Other Events and Regulation FD Disclosure

Bridge Financing

On February 2, 2004, Michael S. Egan (our Chairman and Chief Executive Officer) and his wife, S. Jacqueline Egan, entered into a Note Purchase Agreement with the Company pursuant to which they acquired convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $2,000,000. The Bridge Notes are convertible at anytime into shares of the Company's common stock at an initial rate of $.98 per share. The conversion rate will be adjusted to an amount equal to the rate at which the Company sells its common stock in any subsequent qualified private offering (defined as an offering which raises a minimum of $7.5 million) (or at a 20% discount to such amount, depending upon the timing of completion, and amount of, such private offering). Assuming the conversion of the Bridge Notes at the initial conversion rate, and without regard to the potential anti-dilutive adjustments described below, approximately 2,041,000 shares of common stock would be issued. The Bridge Notes are due on demand from the holder, and are secured by a pledge of substantially all of the assets of the Company. Such security interest is shared with the holders of the Company's Secured Convertible Notes in the principal amount of $1,750,000 issued on May 22, 2003 to various entities affiliated with Michael S. Egan. The Bridge Notes bear interest at the rate of ten (10) percent per annum.

In addition, the Egans were issued a warrant to acquire 204,082 shares of theglobe.com common stock at an exercise price of $1.22 per share (the "Warrant" and together with the Convertible Notes, the "Bridge Investment"). The Warrant is exercisable at any time on or before February 2, 2009. The Egans are entitled to certain demand and piggy-back registration rights in connection with their investment. The conversion price of the Bridge Note and the exercise price of the Warrant (together with the number of shares for which such Warrant is exercisable) is subject to adjustment upon the occurrence of certain events, including with respect to the Bridge Notes only downward adjustment on a weighted-average basis in the event the Company should issue securities in the future at a purchase price below the conversion price of the Bridge Notes.

The Company intends to use the proceeds from the sale of the Bridge Notes for its general working capital requirements. The Bridge Investment is intended to provide the Company with temporary liquidity to conduct its business while it seeks to raise additional capital. The Company intends to undertake a private offering of its equity securities in the near future, which offering will not be registered under the Securities Act of 1933 but will be conducted in accordance with an exemption from such registration. That offering will be limited solely to "accredited investors" and will entitle the purchasers thereof to certain registration rights.

As of December 31, 2003, our sole source of liquidity consisted of approximately $1.1 million of cash and cash equivalents and $.2 million of marketable securities. We currently do not have access to any other sources of funding, including debt and equity financing facilities. The Company has limited operating capital and no current access to credit facilities. We have incurred substantial losses since our inception and we expect that we will continue to incur net losses for the foreseeable future. The Company will require significant additional equity capital in order to meet its projected ongoing operational needs, including fully launching and expanding our VoIP operations.

We intend to seek to raise additional funds, primarily through equity or debt financings, but could also seek to raise capital through asset sales, strategic relationships or other arrangements. The terms of the security agreements relating to the Bridge Notes and the Convertible Notes restrict the Company's ability to sell or pledge assets without the consent of the holders of such Notes. Any new financing will likely dilute existing shareholders significantly. We cannot assure you that any financing obtained will be available on reasonable terms, or at all. Our failure to raise additional capital when needed would have a material adverse effect on our business, results of operations and financial condition and could cause us to curtail or suspend operations. Absent additional financing, in the event demand is made for repayment of the Bridge Notes, the Company will not have the resources to repay the Bridge Notes.

(c)   Exhibits

4.1 Form of Warrant dated February 2, 2004 to acquire an aggregate of 204,082 shares of theglobe.com Common Stock.

4.2   Form of Convertible Promissory Note

4.3   Form of Security Agreement

99.1 Note Purchase Agreement dated February 2, 2004 between thegloble.com, inc. and Michael S. Egan and S. Jacqueline Egan.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2004                 theglobe.com, inc.


                                        By: /s/ Edward Cespedes
                                           -------------------------------------
                                           Edward Cespedes, President

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                                  EXHIBIT INDEX

Exhibit No.   Document Description
-----------   --------------------

4.1 Form of Warrant dated February 2, 2004 to acquire an aggregate of 204,082 shares of theglobe.com Common Stock.

4.2           Form of Convertible Promissory Note

4.3           Form of Security Agreement

99.1          Note   Purchase   Agreement   dated   February  2,  2004   between
              thegloble.com, inc. and Michael S. Egan and S. Jacqueline Egan.